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                                                                   EXHIBIT 10.26

                            STOCK PURCHASE AGREEMENT

                                 Pursuant to the
                                  IPG PHOTONICS
                        2000 INCENTIVE COMPENSATION PLAN

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 14th day of December, 2004, by and between IPG Photonics Corporation, a Delaware corporation (the "Company"), and John H. Dalton ("Optionee") under the IPG Photonics 2000 Incentive Compensation Plan, as amended from time to time (as amended, the "Plan"). All capitalized terms used in this Agreement that are not otherwise defined shall have the meanings ascribed to them in the Plan.

     WHEREAS, the Company has granted to the Optionee pursuant to the Plan and the related Stock Option Agreement, with respect to options granted on April 28, 2003 between the Company and Optionee, Options to acquire certain shares of voting common stock ("Shares"), par value $0.0001 of the Company; and

     WHEREAS, the Optionee has delivered to the Company on December 14, 2004 a notice of exercise of such Options (the "Notice"); and

     WHEREAS, the Company and the Optionee now desire to set forth the terms and conditions under which the Shares that are the subject of the Notice shall be acquired, held and transferred, subject to certain restrictions.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1.   Exercise of Option

     a. Exercise. Optionee hereby purchases 100,000 Shares (the "Purchased Shares") pursuant to the Notices of Grant and the Stock Option Agreements, with respect to options granted on April 28, 2003 (the "Grant Date"), under the Plan at the exercise price of $1.00 per Share (the "Exercise Price").

     b. Payment. Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Stock Option Agreement and shall deliver such additional documents as may be required by the Stock Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached to this Agreement as Exhibit I) with respect to the Purchased Shares.

     c. Stockholder Rights. Until such time as the Company exercises the Call Right (as defined below) or the First Refusal Right (as defined below), Optionee shall have all the rights of a holder of voting stock (including dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Sections 2 and 3.

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2.   Securities Law Compliance

     a.   Securities Matters.

          i. The Purchased Shares have not been registered under the Securities Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws and applicable state securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges and agrees that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the Securities Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the Securities Act.

          ii. Optionee hereby represents and warrants to the Company that Optionee is acquiring the Purchased Shares for Optionee's own account, for investment purposes, and not with a view to, or for resale in connection with, the distribution of such Purchased Shares.

     b. Restrictions on Disposition of Purchased Shares. Optionee shall make no disposition of the Purchased Shares unless and until there is compliance with all of the following requirements:

          (i) Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

          (ii) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

          (iii) Optionee shall have provided the Company with written assurances, including an opinion of counsel, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or applicable state securities laws or
               (b) all appropriate action necessary for compliance with the registration requirements of the Securities Act and applicable state securities laws or any exemption from registration available under the Securities Act (including Rule 144) and applicable state securities laws has been taken.

          The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner or holder of the Purchased Shares, or otherwise to


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          accord voting, dividend or liquidation rights to any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

     c. Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with restrictive legends substantially as follows:

               "The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of the Stock Purchase Agreement dated December 14, 2004 between the Company and the registered holder of the shares. A copy of such agreement is maintained at the Company's principal corporate offices."

          In addition, if shares are awarded prior to an IPO, the certificates shall also be inscribed with the following:

               "The shares of stock evidenced by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state. These shares may not be sold or transferred unless the transaction is registered under the Securities Act and applicable state law or exempt from registration thereunder.

3.   Further Transfer Restrictions

     a. Restriction on Transfer. Subject to the other provisions of this Agreement, prior to an IPO, and for the first 6 months following the date of grant, Optionee may not sell, exchange, or transfer the Shares received pursuant to an exercise of Options under the Plan to anyone, including the Company, without the prior written consent of the Company, which consent may be withheld in its sole and absolute discretion.

     b. Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of a transfer expressly permitted under this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Call Right, (ii) the First Refusal Right and (iii) the Lock-Up, to the same extent such shares would be so subject if retained by Optionee.

c.   Lock-Up.

     (i) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Purchased Shares without the prior written consent of the


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          Company or its underwriters. Such restriction (the "Lock-Up") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters, and as may be determined by the Committee in its discretion. Such Lock-Up shall be subject to such other restrictions, conditions and limitations as the Committee may impose in its discretion.

     (ii) Optionee shall be subject to the Lock-Up provided and only if the officers and directors of the Company are also subject to similar restrictions.

4.   Call Right

     a. Grant. Prior to the completion of an IPO, except as otherwise provided by the Committee at or after grant, and on and after the date Optionee terminates employment or other service provider relationship with the Company, an Affiliate or Group Company for any reason, the Company shall have the right to purchase, and the Optionee shall have the corresponding obligation to sell, upon delivery of written notice to Optionee, any or all of the Shares then owned by Optionee, ownership of which Shares was acquired through exercise of an Option (such repurchase rights of the Company, together with the repurchase rights set forth in Section 4.b, being referred to hereinafter as the "Call Rights"). In the case of termination of Optionee other than for Cause, the purchase price of the Shares shall be the Fair Market Value of such Shares as of the date the Company mails or otherwise delivers such written notice to the Optionee. If Optionee is terminated for Cause and holds Shares subject to Call Rights or First Refusal Rights, Optionee shall not have the right to receive Fair Market Value for the Shares, but shall receive an amount equal to the exercise price of the Option.

     b. Certain Fundamental Changes. Without regard to the completion of an IPO, the Shares may be subject to a right of call by the Committee in the event of termination of the Plan due to merger or acquisition of the Company, or prior to an IPO, upon the occurrence of a Change in Control in the Company, whether or not the Plan is terminated. If the right to call the Shares is exercised by the Committee, such Shares must be returned to the Company within seven (7) days of the call notice. In such event:

          (i) Optionee shall, unless otherwise determined by the Committee pursuant to paragraph (ii) below, be entitled to receive from the Company an amount equal to the Fair Market Value of the returned Shares.

          (ii) The Committee shall have the right to defer payment of the proceeds under this Section 4.b pursuant to the terms and conditions set forth in the Plan and Section 6 hereto.

5.   Right of First Refusal

     a. Grant. Prior to an IPO, the Company shall have a right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares, except with respect to any Permitted Transfer (as defined below).


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     b.   Notice of Intended Disposition. In the event Optionee desires to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the Purchased Shares subject to such offer to be hereinafter referred to as the "Target Shares"), Optionee shall promptly (i) deliver to the Company written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 2 and 3.

     c. Exercise of the First Refusal Right. The Company shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Optionee consents. Such right shall be exercised by delivery of written notice (the "Exercise Notice") to Optionee prior to the expiration of the twenty-five
          (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

          Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Optionee and the Company cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Optionee and the Company or, if they cannot agree on an appraiser within twenty
          (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Optionee and the Company. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

     d. Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Optionee prior to the expiration of the twenty-five (25)-day exercise period, Optionee shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 2 and 3. The third-party offeror shall acquire the Target Shares subject to the provisions of this Agreement as set forth in
          Section 3.b. In the event Optionee does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Optionee until such right lapses.


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     e.   Partial Exercise of the First Refusal Right. In the event the Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Optionee shall have the option, exercisable by written notice to the Company delivered within five (5) business days after Optionee's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

          (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 5.d, as if the Company did not exercise the First Refusal Right; or

          (ii) sale to the Company of the portion of the Target Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph 5.c. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

          Optionee's failure to deliver timely notification to the Company shall be deemed to be an election by Optionee to sell the Target Shares pursuant to alternative (i) above.

     f.   Recapitalization/Reorganization.

          (i) Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

          (ii) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

     g. Lapse. The First Refusal Right shall lapse upon an IPO. However, the Lock-Up shall continue to remain in full force and effect following the lapse of the First Refusal Right.

     h. Permitted Transfer. For the purpose of Section 5(a), the term "Permitted Transfer" shall mean, with respect to the Purchased Shares, any sale conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by merger or operation of law), or any agreement to do any of the foregoing, by Optionee to Optionee's Immediate Family. The term "Immediate Family" means, and is limited to, Optionee's current spouse, parents, parents-in-law, grandparents, children, siblings (and their lineal descendents), and grandchildren. A trust, estate, family partnership, limited liability company or corporation entitled to federal income tax treatment pursuant to subchapter S of the Internal Revenue Code, all of the beneficiaries, partners, members or shareholders of which consist


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          of Optionee or members of Optionee's Immediate Family, shall be considered such Optionee's Immediate Family for the purposes of this Agreement.

6.   Right to Defer Payment

     a. At the discretion of the Committee, payments to Optionee may be made by the Company in the form of a single lump sum or installments. Installment payments shall be made in full no later than two (2) years from the date of disposition and will, if not paid in full immediately, be credited annually with interest using an interest rate equal to the annual rate of interest on 30-year Treasury securities as of the beginning of each such annual crediting period (as determined by the Committee).

     b. If Optionee engages in conduct that constitutes a breach of Optionee's non-disclosure agreement and covenant not to compete, or other employment agreement with the Company, or engages in conduct otherwise determined by the Committee to be injurious to the Company, Optionee shall not be entitled to receive any remaining installments from a deferred payment and, in addition to any other rights the Company may have at law or in equity, the right to any remaining payments or installments shall immediately be forfeited and any such payments or installments shall immediately cease.

7.   General Provisions

     a. Transfer; Assignment. The Optionee shall not sell, transfer, pledge, assign or otherwise dispose of or encumber the Purchased Shares other than as set forth in this Agreement and the Plan. Any attempted sale, transfer, pledge, assignment or other disposition or encumbrance of such Purchased Shares, or of Optionee's rights and obligations under this Agreement, contrary to the provisions of this Agreement shall be null and void. The Company may assign the Call Right and/or the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

     b. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, if to the Company, addressed to the Company at the following address:

                    IPG Photonics Corporation
                    50 Old Webster Road
                    Oxford, MA 01540
                    Attention: Secretary

          or at any other address as the Company, by notice to the Optionee, may designate in writing from time to time; and, if to the Optionee, addressed to the Optionee at the Optionee's address as set forth next to the Optionee's signature below, or at any other address as the Optionee by notice to the Company, may designate in writing from time to time.

     c. No Waiver. No waiver by either party of the application of any term, provision or condition of this Agreement, or a breach thereof by the other party, shall constitute a waiver of any succeeding breach of the same or any other provision hereof. No


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          such waiver shall be valid unless executed in writing by the party making the waiver.

     d. Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the Optionee and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     e. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

     f. Agreement Subject to Plan. The terms and conditions of the Plan as it now exists and as it may be amended from time to time are hereby incorporated by reference into this Agreement. The Purchased Shares are being issued and purchased pursuant to and subject to the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Plan.

     g. Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, if any, understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

     h. Governing Law. This Agreement shall be construed by, enforced in accordance with and governed by the substantive laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

     i. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     j. Successors and Assigns. Subject to the other terms hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, legal representatives and successors of the parties.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Angelo P. Lopresti
                                            ------------------------------------
                                        Title: Vice President


                                        OPTIONEE


                                        By: /s/ John H. Dalton
                                            ------------------------------------
                                        Name: John H. Dalton
                                        Address: 3710 University Ave.
                                                 NW Washington, DC 20016


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